UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

October 22, 2009	000-52641
Date of Report (Date of earliest event reported)	Commission File Number

INFRASTRUCTURE MATERIALS CORP.
 (Exact name of registrant as specified in its charter)

Delaware	98-0492752
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1226 White Oak Blvd., Suite 10A Oakville, Ontario L6H 2B9
(Address of Principal Executive Offices) (Zip Code)

905-845-1073
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Infrastructure Materials Corp. (the “Company”) has accepted the resignation of Randal Ludwar as Chief Financial Officer of the Company, effective October 22, 2009.  There were no disagreements between Mr. Ludwar and the Company with regards to its management, operations, policies, procedures or disclosure statements and he remains a director of the Company.

The Company has appointed Rakesh Malhotra to the position of Chief Financial Officer effective October 22, 2009.

Mr. Malhotra is a resident of Ontario, Canada and a United States certified public accountant and a Canadian chartered accountant with considerable finance and accounting experience, including substantial experience in the resource sector.  Mr. Malhotra graduated with a Bachelor of Commerce (Honours) from the University of Delhi (India) and worked for a large accounting firm, A.F Ferguson & Co. (Indian correspondent for KPMG) and obtained his CA designation in India.  Having practiced as an accountant for over 10 years in New Delhi, he moved to the Middle East and worked for 5 years with the highly successful International Bahwan Group of Companies in a senior finance position.  After that, he worked as a Chartered Accountant with a mid-sized Chartered Accounting firm in Toronto performing audits of public companies and has worked for over four years as vice president of finance for a private group of service companies in Toronto, Ontario.  Mr. Malhotra has more than 20 years of experience in accounting and finance.  He has substantial experience with consolidations, treasury management and financial statement audit.  Mr. Malhotra is 52 years old.

Item 9.01	Exhibits

99.01	Resignation of Randal Ludwar, dated October 22, 2009.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFRASTRUCTURE MATERIALS CORP.

October 23, 2009		/s/ Joanne Hughes
	Name:	Joanne Hughes
	Title:	Corporate Secretary